UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

Adhera Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed on November 19, 2019 (the “Definitive Proxy Statement”), by Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), is being filed to supplement the Definitive Proxy Statement as described in the Explanatory Note below.

EXPLANATORY NOTE

This Supplement is being filed to notify the stockholders of the Company that Michael T. Smith is no longer a director nominee for purposes of Proposal No. 1 as set forth in the Definitive Proxy Statement, and thus that any and all references to Mr. Smith as set forth in the Definitive Proxy Statement are hereby removed. As a result of the removal of Mr. Smith as a director nominee, immediately following the completion of the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), and assuming the successful election of the other three (3) director nominees named in the Definitive Proxy Statement, the Board of Directors of the Company will consist of three (3) directors, with such three (3) directors being Nancy R. Phelan (the Chief Executive Officer and Secretary of the Company), Uli Hacksell, Ph.D. and Tim Boris. Any and all votes that are cast with respect to the election of Mr. Smith as a director of the Company would be disregarded.

Additional Information and Where to Find It; Participants in the Solicitation

The Annual Meeting was originally scheduled to be held on December 6, 2019 and was adjourned to December 19, 2019. The Company filed the Definitive Proxy Statement with the SEC in connection with the solicitation of proxies for the Annual Meeting on November 19, 2019. The Company, its directors, its executive officers and certain other individuals set forth in the Definitive Proxy Statement may be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement and a form of proxy, including the materials incorporated by reference therein, have been mailed to the stockholders of the Company. Stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Definitive Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov, or by writing to the Company at the following address to request copies of these materials: Adhera Therapeutics, Inc, 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, Attn: Corporate Secretary.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions and comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the ability of the Company to obtain funding to support its commercialization activities; (ii) the ability of the Company to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of the Company and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of the Company and/or a partner to obtain and maintain required governmental approvals; and (v) the ability of the Company and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and any Quarterly Reports filed thereafter, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.